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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of this Registration Statement on Form S-1 of our report dated May 29, 2006 relating to the financial statements of DataPath, Inc. appearing in this Prospectus, which is a part of this Registration Statement, and of our report dated May 29, 2006 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 28, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM